UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue

Miami, Florida 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 226-6633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 10, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of Cano Health, Inc. (the “Company”), after discussion with management, concluded that the previously issued unaudited condensed consolidated financial statements for each of the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 (collectively, the “Restated Periods”) require restatement and should no longer be relied upon.

The restatement results from the Company’s correction of its accounting for Medicare Risk Adjustment (“MRA”) revenue within Medicare Advantage contracts. The correction changes the timing of the revenue recognition for the MRA revenue, which results in recognizing such revenue when the Company is entitled to receive such revenue upon satisfaction of performance obligations in accordance with the requirements of ASC 606, Revenue from Contracts with Customers (“ASC 606”). The correction in the timing of revenue recognition under ASC 606 will result in adjustments to capitated revenue, direct patient expense, accounts receivable, net of unpaid service provider costs, and accounts payable and accrued expenses. The restatement will not impact the Company’s cash from operations, its cash position, or estimated collectability of receivables.

The Company intends to include the restated unaudited condensed consolidated financial statements for the Restated Periods in its Annual Report on Form 10-K for the fiscal year ended December 30, 2021 (the “2021 Form 10-K”). In conjunction with the restatement, the Company will revise previously issued audited consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 in the 2021 Form 10-K. While the effects of the correction in timing of revenue recognition were not material to the previously issued 2020 and 2019 audited consolidated financial statements, those financial statements were revised because correcting the accumulated errors in 2021 could have resulted in a material misstatement of the 2021 financial statements. The Company concluded that the impact of the accounting adjustments on the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, as well as the Company’s unaudited condensed consolidated financial statements for each of the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, were not material to those financial statements.

The Company has not filed and does not intend to file amended Quarterly Reports on Form 10-Q for each of the Restated Periods. Investors and others should rely on the financial information and other disclosures regarding the Restated Periods included in the 2021 Form 10-K and in future filings with the Securities and Exchange Commission (the “SEC”), as applicable.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 10-K with Ernst &Young LLP (“E&Y”), the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the nature of the change in the accounting methodology and the timing of the filing of the 2021 Form 10-K. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance and the restatement’s quantitative effects, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of the 2021 Form 10-K with the SEC; the timing and ultimate conclusions of E&Y regarding the audit of the Company’s financial statements; and the risk that the completion and filing of the 2021 Form 10-K will take longer than expected. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

Date: March 14, 2022	By:	/s/ Brian D. Koppy
	Name:	Brian D. Koppy
	Title:	Chief Financial Officer